Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AdaptHealth Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-258601, No. 333-256824, and No. 333-236012) on Form S-8 and registration statements (No. 333-257493 and No. 333-251452) on Form S-3 of AdaptHealth Corp. of our reports dated March 1, 2022, with respect to the consolidated financial statements of AdaptHealth Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 1, 2022